EXHIBIT 24







                          CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in the registration statement of General Public Utilities Corporation on Form S-8 (File No. 33-32328) of our report dated May 8, 1995, on our audits of the financial statements of the Pennsylvania Electric Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1994 and 1993 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                                   COOPERS & LYBRAND L.L.P.


























          1301 Avenue of the Americas
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          June 28, 1995